UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):  August 28, 2009

CLICKER Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-32923	33-0198542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18952 MacArthur Blvd, Suite 210, Irvine, CA 92612
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 486-3990

Copy of correspondence to:

Michael Ference, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Manu Ohri Resignation

Effective August 28, 2009, Manu Ohri resigned as the Chief Executive Officer of CLICKER Inc. (the “Company”). Mr. Ohri’s decision to resign did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Albert Aimers Appointment

On September 1, 2009, Mr. Albert Aimers was appointed as the Company’s Interim Chief Financial Officer. Mr. Aimers has been Chairman of the Board and Chief Executive Officer of the Company since January 2006. From 2003-2006, Mr. Aimers was President and CEO of Digital WallStreet, Inc. and the founder of Wallst.net and Financial Publishing company. From 1999-2003, Mr. Aimers was Chairman and one of the founders of iLive Inc (LIVE), a streaming media company. Mr. Aimers was a former Board member of Envoy Communications (ECGI-NASDAQ). Mr. Aimers attended University of Guelph Ont (B.Sc) and also Wilfred Lauier University (Business) BBA.

ITEM 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Letter of Resignation from Manu Ohri

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKER INC.

Dated: September 3, 2009	BY:	/s/ ALBERT AIMERS
Albert Aimers Chief Executive Officer